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                                                                       EXHIBIT 5

[MERRILL LYNCH LIFE INSURANCE COMPANY LETTERHEAD]

                                                                  April 12, 2006

Board of Directors
Merrill Lynch Life Insurance Company
425 West Capitol Avenue, Suite 1800
Little Rock, Arkansas 72201

Ladies and Gentlemen:

In my capacity as General Counsel of Merrill Lynch Life Insurance Company (the "Company"), I have supervised the preparation of the registration statement on Form S-3 for the RateMax modified guaranteed annuity contract (the "Contract") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933.

I am of the following opinion:

        (1) The Company was organized in accordance with the laws of the State of Washington and redomesticated in accordance with the laws of the State of Arkansas and is a duly authorized stock life insurance company under the laws of Arkansas and the laws of those states in which the Company is admitted to do business;

        (2) The Company is authorized to issue the Contracts in those states in which it is admitted and upon compliance with applicable local law; and

        (3) The Contracts, when issued in accordance with a prospectus contained in the aforesaid registration statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their terms.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to the aforesaid registration statement and to the reference to me under the caption "Legal Matters" in each prospectus contained in said registration statement.

                                          Sincerely,

                                          /s/ Barry G. Skolnick

                                          Barry G. Skolnick
                                          Senior Vice President and
                                          General Counsel